Exhibit 1.3

                              Silicon Valley Bank

                                ESCROW AGREEMENT
                             (Multiple Depositors)

This Escrow Agreement ("Agreement") is entered into among Silicon Valley Bank ("Escrow Agent"), having its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054,
_______________________________, (Company) and ________________________________,
(Investor Representative), collectively referred to herein as "Parties."

Escrow Account #:__________________


Company and Investor Representative desire to establish this Agreement for the purpose of facilitating and regularizing the receipt of monies due, and disbursement of those monies in connection with a ______________________________ Agreement dated [___________} (the "Transaction"). The Escrow Agent will receive funds due and disburse the funds per instructions described in this Escrow Agreement.

The Investor Representative has been duly appointed by the purchasers or investors listed on Exhibit B ("Purchasers") to provide instructions to the Escrow Agent relating to the disbursement of funds in accordance with the Transaction.

The parties hereby agree as follows:

1. Appointment of the Escrow Agent. Company and Investor Representative do hereby appoint, constitute and designate Silicon Valley Bank as their Escrow Agent for the purposes set forth herein, and the Escrow Agent accepts the agency created under this Agreement and agrees to perform the obligations as stated herein.

2. Conflict with Other Agreements. Company and Investor Representative agree that this Agreement supersedes any conflicting terms contained in any other agreement or understanding pertaining to the monies.

3. Deliveries to Escrow Agent. Each Purchaser shall deliver to the Escrow Agent the sum indicated alongside its name on Exhibit B attached hereto, and Escrow Agent shall acknowledge receipt of such amount and agrees to hold and disburse said amount (collectively, the "Escrow Amount") in accordance with the terms and conditions of this Escrow Agreement and for the uses and purposes stated herein. Such amount shall be delivered into escrow by each Purchaser in accordance with the instructions in Exhibit C.

4. Investment of Funds. All such funds will be deposited to the Escrow Account, which shall be a non-interest bearing account.

5. Responsibilities of Escrow Aaent. The duties and responsibilities of the Escrow Agent shall be those expressly set forth in this Agreement. No implied duties of the Escrow Agent shall be read into this Agreement and the Escrow Agent shall not be subject to, or obligated to recognize any other agreement between or direction or instruction of, any or all of the parties hereto. The Escrow Agent shall also not be responsible for the duties of Company and Investor Representative to each other.

6.   Disbursements.

     6.1 On or after ________________, 20__ Company and Investor Representative agree that they shall deliver to the Escrow Agent joint written instructions, substantially in the form of Exhibit D hereto executed by both the Company and Investor Representative ("Disbursement Instructions") indicating whether or not the Transaction has been approved.

     6.2 In the event that Company and Investor Representative deliver a joint written notice that the Transaction has been approved, then Escrow Agent shall release the entire Escrow Amount, less any fees payable in connection with this Escrow, to the Company in accordance with the wire transfer instructions contained therein.

     6.3 In the event the Company and Investor Representative do not deliver such joint written notice by _____________, 20__ or such notice indicates that the Transaction has not been approved (Exhibit E), then Escrow Agent shall return the portion of the Escrow Amount that was contributed by each Purchaser, to the respective Purchaser, by check to such address as provided by each Purchaser, after such time as the Company and Investor Representative determine that the Transaction has not been approved.

     6.4 Escrow Agent's actions under this Section 6 shall occur promptly after receipt or non receipt of written notice by Company but in no event before _____________, 20__ and no later than _____________, 20__.

7. Fees. The fees of the Escrow Agent for services rendered in connection with this Escrow Agreement are outlined in Exhibit A. It is the responsibility of the Company to pay the required fees to the Escrow Agent. Any fees not paid by the Company will be deducted from the Escrow Amount prior to disbursement of the funds.

8. Collection by the Escrow Agent. Unless otherwise specifically indicated herein, the Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited or received hereunder. All such collections shall be subject to the usual collection agreement regarding items received by its commercial banking department for deposit or collection. Except as provided in this Agreement, the Agent shall not be required or have duty to notify anyone of any payment or maturity under the terms of any instrument deposited or received hereunder, nor to take any legal action to enforce payment of any check, note, security deposited or received hereunder. The Escrow Agent shall have no liability for any interest on money deposited or received hereunder.

9. Returned Items. Escrow Agent will charge the Escrow Account for any deposited item that is returned unpaid. Escrow Agent agrees to notify both the Company and Investor Representative by fax, directed to the fax numbers set forth below the parties' signatures, of any deposit items that are returned. Company agrees to immediately pay the Escrow Agent by check or otherwise the amount of any net deficit upon receipt of such notification. If the Company does not immediately pay then the Investor Representative shall pay.

10. Instructions and Directions to Agent. The Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any person or entity, except notices or instructions as provided for in this Agreement (Disbursement Instructions) and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished, or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment, or decree shall be made or entered by any court affecting such property or any party hereto, then in any such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside, or vacated.

11. Agent's Right to Rely on Genuineness of Instrument. The Escrow Agent may rely, and shall be protected in acting or refraining from acting, upon any instrument furnished to it hereunder and believed by it to be genuine and believed by it to have been signed or presented by the appropriate party or parties described in this Agreement. The Escrow Agent shall not be responsible nor liable in any respect on account of the lack of authority, or lack of right of any such person executing, or delivering or purporting to execute, deposit or deliver any such document, funds or endorsement of this Agreement or on account of or by reason of forgeries, or false representations.

12. Indemnity and Hold Harmless of Bank. Company and Investor Representative hereby agree to indemnify and hold harmless Escrow Agent, its affiliates and their respective directors, officers, agents and employees ("Indemnified Persons") against any and all claims, causes of action, liabilities, lawsuits, demands and damages (each, a "Claim") arising from this Agreement, including without limitation, any and all court costs and reasonable attorneys' fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, including, but not limited to, any Claims arising as a result of Escrow Agent's adherence to instructions from Company and Investor Representative; provided that no Indemnified Person shall be entitled to be indemnified to the extent that such Claims result from an Indemnified Person's gross negligence or willful misconduct. This provision shall survive the termination of this Agreement.

13. Disagreements. In the event of any disagreement between the parties and/or any other person, resulting in an adverse claim or demand being made in connection with this Agreement, Escrow Agent shall not become liable to the parties for damages or interest for Escrow Agent's failure or refusal to comply with conflicting or adverse demands, and Escrow Agent may continue to refuse to act until the disagreement is resolved by the parties or by the court in which the Escrow Agent files a request for interpleader.

14. Relationship of the Parties. Other than the escrow agency described herein, nothing in this Agreement shall create any other agency or fiduciary relationship between Company, Investor Representative and Escrow Agent.

15. Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, COMPANY AND INVESTOR REPRESENTATIVE EACH WAIVE, AND THEY AGREE THAT THEY SHALL NOT SEEK FROM ESCROW AGENT UNDER ANY THEORY OF LIABILITY (INCLUDING WITHOUT LIMITATION ANY THEORY IN TORT), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING IN CONNECTION WITH THIS AGREEMENT.

16. Jury Trial Waiver. COMPANY, INVESTOR REPRESENTATIVE AND ESCROW AGENT EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, OR ANY CONTEMPLATED TRANSACTION HEREIN, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

17. Governing Law and Jurisdiction. The parties hereto agree that this Agreement shall be governed exclusively under and in accordance with the laws of the State of California. All parties hereto each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

18. Attorneys' Fees, Costs and Expenses. In any action or proceeding between Escrow Agent and any other party to this Agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

19. Term and Termination. Unless terminated earlier, this Agreement shall remain in effect until all funds have been remitted to the Escrow Agent and all amounts received by the Escrow Agent have been disbursed as provided herein above. In no case will the termination of this Agreement relieve the parties of their responsibility to pay any fees due to the Escrow Agent and payable under this Agreement.

20. Resignation of the Agent. The Agent reserves the right to resign as Escrow Agent at any time by giving thirty days advance written notice to Company and Investor Representative. Within thirty days after receipt of said notice of resignation, Company and Investor Representative shall inform the Escrow Agent of a successor escrow agent to which the Escrow Agent shall distribute the property then held hereunder, less its fees, costs and expenses (including counsel fees and expenses). If Company and Investor Representative are unable to appoint a successor escrow agent within thirty days and there is property held under this Agreement, then Company and Investor Representative shall cause the property to be disbursed in accordance with Section 6.

21. Amendment. The provisions of this Agreement may only be altered, modified or amended by instrument in writing duly executed by all of the Parties hereto.

22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original of one and the same document.

23. Notices. Any notice or other communication shall be in writing and shall be sent by United States mail, overnight courier or facsimile to the noted addresses set forth below the parties' signatures. For all purposes hereof any notice so mailed shall be as effectual as though served upon the person of the party to whom it was mailed at the time of the deposit in the United States mail or faxed.

24. Business Days. Unless otherwise specified herein, all "days" referred to in this Agreement shall be business days. Whenever under the terms hereof the time giving a notice or performing an act falls upon a Saturday, Sunday or federal holiday, such time shall be extended to the next following business day.



               THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

The Company and Investor Representative each states that they have read the foregoing Agreement, understands and agrees to it, and acknowledges receipt of a copy of the same. The Company and the Investor Representative further acknowledge that this Agreement shall not be effective until signed by the Bank

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year of the last signature below.

Company:                                          Investor Representative:

______________________________                    ______________________________

By:___________________________                    By:___________________________

Name & Title:_________________                    Name & Title:_________________

Date:_________________________                    Date:_________________________


Address for Notices:                              Address for Notices:

Attn:_________________________                    Attn:_________________________

Tel:__________________________                    Tel:__________________________

Fax:__________________________                    Fax:__________________________

Email:________________________                    Email:________________________



Escrow Agent:
Silicon Valley Bank

By:___________________________

Name & Title:_________________

Date:_________________________


Address for Notices:

Attn:_________________________
Deposit Escrow Services
Mail Sort HG 180
Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA 95054

Tel:__________________________
Fax: (408) 654 6389
Email:________________________

                                    Exhibit A

                                  Fees Schedule


In accordance with Section 7 of this Agreement, the following fees are due to the Escrow Agent:




Escrow Fee:           $3,000 (non-refundable) payable at the time the escrow
                      account is established


Disbursement Fee:     $35.00 per disbursement per payee



Fees are payable by the Company

                                    Exhibit B

                       Schedule of Purchasers / Investors

--------------------------------------------------------------------------------
           Purchaser /Investor                     Purchase Price/ Investment
           -------------------                     --------------------------
--------------------------------------------------------------------------------
                                                 $
..............................................  .................................
                                                 $
..............................................  .................................
                                                 $
..............................................  .................................
                                                 $
..............................................  .................................
                                                 $
..............................................  .................................
                                                 $
..............................................  .................................
                                                 $
..............................................  .................................
                                                 $
..............................................  .................................
                                                 $
..............................................  .................................
                                                 $
..............................................  .................................
                                                 $
..............................................  .................................
                                                 $
..............................................  .................................
                                                 $
..............................................  .................................
                                                 $
..............................................  .................................
                                                 $
..............................................  .................................
                                                 $
..............................................  .................................
                                                 $
..............................................  .................................
                                                 $
..............................................  .................................
                                                 $
..............................................  .................................
                                                 $
..............................................  .................................
                                                 $
---------------------------------------------  ---------------------------------
TOTAL                                            $
--------------------------------------------------------------------------------

                                    Exhibit C

                              Delivery Instructions


In accordance with Section 3 of this Agreement, all funds to be deposited to the Escrow Account should be delivered as follows:

Remittance Via Check:

Payable To:      ___________________________________ Escrow Account

                 Account # _________________________

Mailed To:       Deposit Escrow Services
                 Mail Sort HG180
                 Silicon Valley Bank
                 3003 Tasman Drive
                 Santa Clara, CA 95054




Remittance Via Wire Transfer:

Account Name:    ___________________________________ Escrow Account

Bank:            Silicon Valley Bank

Account #:       _______________________
ABA #:           121140399

Address:         Silicon Valley Bank
                 3003 Tasman Drive
                 Santa Clara, CA 95054

                                    Exhibit D

                    Escrow Account Disbursement Instructions
                             (Transaction Approved)



Silicon Valley Bank
Deposit Escrow Services
Mail Sort HG180
3003 Tasman Drive
Santa Clara, CA 95054

Fax: (408) 654 6389


Attn: ______________

Escrow Agreement dated: ______________________________
Company: __________________________________
Investor Representative: ________________________________


This letter is delivered pursuant to Section 6 of the Escrow Agreement, by and among the Company, the Investor Representative and Silicon Valley Bank as Escrow Agent.

The Transaction relating to this Agreement has been approved. The Company and Investor Representative hereby instruct Escrow Agent to release the entire Escrow Amount, less any fees payable in connection with this Escrow, to the Company's operating account number held by Silicon Valley Bank.

The undersigned has caused its duly authorized representative to execute this letter as of the date hereof.

Sincerely,


COMPANY                                           INVESTOR REPRESENTATIVE





By:___________________________                    By:___________________________

Name & Title:_________________                    Name & Title:_________________

Date:_________________________                    Date:_________________________

                                    Exhibit E

                    Escrow Account Disbursement Instructions
                           (Transaction Not Approved)



Silicon Valley Bank
Deposit Escrow Services
Mail Sort HG180
3003 Tasman Drive
Santa Clara, CA 95054

Fax: (408) 654 6389

Attn: ______________

Escrow Agreement dated: ______________________________
Company: __________________________________
Investor Representative: ________________________________


This letter is delivered pursuant to Section 6 of the Escrow Agreement, by and among the Company, the Investor Representative and Silicon Valley Bank as Escrow Agent.

The Transaction relating to this Agreement has not been approved. The Escrow Amount should be returned to the Purchasers listed on Exhibit B, via check, in the amounts initially contributed by each Purchaser. Addresses for each Purchaser are included with this letter. The Company will pay any fees payable in connection with these remittances.

The undersigned has caused its duly authorized representative to execute this letter as of the date hereof.

Sincerely,


COMPANY                                           INVESTOR REPRESENTATIVE





By:___________________________                    By:___________________________

Name & Title:_________________                    Name & Title:_________________

Date:_________________________                    Date:_________________________